                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                            (Dollars in millions)
                                                         % of Total
                                                      ----------------
                           Dec. 31,     Jan. 1,       Fiscal    Fiscal
                             1999        1999          2000      1999
                           --------    --------       ------    ------

THIRD QUARTER

Global commercial:
  U.S. commercial          $  904.6    $  817.5         38%         40%
  Europe                      654.3       608.5         28          29
  Other International         257.4       120.5         11           6
                           --------    --------       ------      ------
          Total             1,816.3     1,546.5         77          75
                           --------    --------       ------      ------

U.S. federal government:
  Department of Defense       340.7       331.5         14          16
  Civil agencies              203.1       176.7          9           9
                           --------    --------       ------      ------
          Total               543.8       508.2         23          25
                           --------    --------       ------      ------
Total revenues             $2,360.1    $2,054.7        100%        100%
                           ========    ========       ======      ======

NINE MONTHS

Global commercial:
  U.S. commercial          $2,667.7    $2,326.5         39%         40%
  Europe                    1,845.1     1,640.0         27          28
  Other International         660.3       343.9         10           6
                           --------    --------       ------      ------
          Total             5,173.1     4,310.4         76          74
                           --------    --------       ------      ------

U.S. federal government:
  Department of Defense     1,055.2     1,034.8         16          17
  Civil agencies              567.2       511.2          8           9
                           --------    --------       ------      ------
          Total             1,622.4     1,546.0         24          26
                           --------    --------       ------      ------
Total revenues             $6,795.5    $5,856.4        100%        100%
                           ========    ========       ======      ======

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